SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2003

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Information.

     On September 11, 2003, NII Holdings, Inc. issued a press release pursuant to Rule 135c announcing the pricing of its private offering of convertible notes. This press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is being furnished pursuant to Item 5 of this report:

Exhibit No.	Description

99.1	Press release dated September 11, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

By:	/s/ CATHERINE E. NEEL
Catherine E. Neel
Vice President and Treasurer

Date: September 11, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated September 11, 2003.